M.V'Angel Accord' June 4 , 2009

ADDENDUM NO.1
TO
MEMORANDUM OF AGREEMENT
DATED JUNE 4, 2009

With reference to the captioned Memorandum of Agreement (hereinafter to be referred to as the MOA) , it is this day mutually agreed upon and confirmed among Mario Shipping Corporation (hereinafter referred to as the Sellers) and Bao Shun Shipping S.A. and Winland Shipping Co.,Ltd. (hereinafter referred to as the Buyers) that:

1. The Buyers nominate Bao Shun Shipping S.A. as the actual Buyers, in accordance with the stipulation of the MOA, who shall prosecute the MOA.

2. The Sellers shall acknowledge the nomination of the actual Buyers as above 1.

3. The Buyers shall remain full responsible for correct and punctual performance of the MOA by Bao Shun Shipping S.A.as actual Buyers.

All other terms, conditions and exceptions of the MOA shall remain unaltered and in full force.

Mario Shipping Corporation	Winland Shipping Co.,Ltd.	Bao Shun Shipping S.A.
中島 章		
By:Akira Nakajima	By: Xue Ying	By: Xue Ying
Title:Attorney-in-fact	Title:Director	Title: Director